EXHIBIT 10.33.2
                          BEN & JERRY'S HOMEMADE, INC.
                            NEW EMPLOYMENT AGREEMENT
                                     BETWEEN
                 BEN & JERRY'S HOMEMADE INC. AND PERRY D. ODAK

     This New Restated Employment Agreement by and between Ben & Jerry's Homemade, Inc. (the "Company"), a Vermont corporation with its principal place of business at 30 Community Drive, South Burlington, VT 05403, and Perry D. Odak of Brockie Mansion, 900 Brockie Lane, York, Pennsylvania 17403 (the "Executive"), originally effective the 31st day of December, 1996, and now, as restated, effective March 31, 1999.

     WHEREAS, the Executive is possessed of certain experience and expertise that qualify him to provide the direction and leadership required by the Company; and

     WHEREAS, subject to the terms and conditions hereinafter set forth, the Company wishes to continue to employ the Executive as its President and Chief Executive Officer and the Executive wishes to accept such employment;

     WHEREAS, the Executive has, as of the Effective Date, been employed for the past twenty-seven months as the Company's Chief Executive Officer under an Agreement effective December 31, 1996, as amended by Agreement dated as of February 28, 1999 (together the "Predecessor Agreement"), which Predecessor Agreement is being restated as of the Effective Date, as set forth below, as the New Restated Employment Agreement effective March 31, 1999. The Predecessor Agreement continues to govern all events up through March 30, 1999, other than the March 24, 1999 grant of Options for 67,000 shares of Class A Common Stock.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

1. EMPLOYMENT. Subject to the terms and conditions set forth in this Agreement, the Company hereby offers and the Executive hereby accepts employment commencing March 31, 1999.

2. TERM. Subject to earlier termination as hereafter provided and subject to renewal as provided below, the Executive's employment under this Agreement shall be for a term of twenty-seven months commencing on the effective date of this New Restated Employment Agreement, namely March 31, 1999, and ending June 30, 2001. The term of this Agreement, as from time to time extended or renewed, is hereafter referred to as "the Term of this Agreement" or "the Term hereof". This New Restated Employment Agreement shall continue on a year-to-year basis beyond the end of June 30, 2001 (or June 30 of a later year if this Agreement has renewed), unless the Company notifies the Executive in writing not less than 120 days prior to June 30, 2001 (or June 30 of the applicable later year) that the Company does not wish to renew the Agreement or unless the Executive gives written notice to the Company of non-renewal of this Agreement not less than 120 days prior to the end of the Term on June 30, 2001 (or any June 30 of the applicable later year). The Company's decision not to renew this Agreement shall be treated as a termination of the Executive constituting Other Than For Cause; provided, however, that the Company, with the Executive's prior written consent, may elect not to renew this Agreement without also terminating the employment status of the Executive.

3. CAPACITY AND PERFORMANCE.

     a. During the Term hereof, the Executive shall serve the Company as its Chief Executive and President.

     b. During the Term hereof, the Executive shall be employed by the Company on a full-time basis and shall have the leadership of and be responsible to the Board of Directors for all operations of the Company and shall have all powers and duties consistent with such position, in accordance with the Bylaws of the Company, provided that it is understood that the Executive has been delegated certain authority  for the Term by the Board of  Directors  of the  Company as
          provided in an instrument dated December 31, 1996, previously delivered, which delegation (the "Delegation Agreement") is incorporated herein by reference and shall remain in effect unless modified or terminated by mutual written agreement during the Term hereof.

     c. During the Term, the Executive shall devote his full business time (other than vacations) and his best efforts, business judgment, skill and knowledge exclusively (except as provided below) to the advancement of the business and interests of the Company and to the discharge of his duties and responsibilities hereunder. The Executive shall not engage in any other business activity or serve in any industry, trade, governmental position or as a director of any other business or organization during the term of this Agreement requiring a level of activity greater than the level devoted to such "outside" activities during the 12 month period April 1, 1998 through March 31, 1999, except as may be approved by the Compensation Committee. The Company encourages participation by the Executive in community and charitable activities, but said Committee shall have the right to approve or disapprove the Executive's participation in such activities if, but only if, in the judgment of said Committee, such participation may conflict with the Company's interests or with the Executive's duties or responsibilities or the time required for the discharge of those duties and responsibilities. The Executive has previously delivered a letter, supplemented by letter dated the date hereof, containing a true and correct list of all directorships or other participation in committees, consulting or other business activities which the Executive has or intends to maintain during the Term, which have been approved by said Committee.

     d. The Executive has previously been elected to the Board of Directors. The Company agrees to propose and recommend to the shareholders of the Company at each appropriate Annual Meeting of such shareholders during the Term hereof the election or re-election of the Executive as a member of the Board.

     e. On work days the Executive shall perform his duties hereunder from the Company's executive offices in Vermont, except when at other locations on business travel for the Company or for other activities approved by the Board.

4. PAYMENTS AND BENEFITS. As payment for all services performed by the Executive under and during the Term hereof and subject to performance of the Executive's duties and the obligations pursuant to this Agreement:

     a. Base Amount. During the term hereof, the Company shall pay the Executive a base amount at the rate of Three Hundred Fifteen Thousand Dollars ($315,000) per annum, payable in appropriate installments, subject to increase from time to time by the Board, in its sole discretion. Such base amount, as from time to time in effect is hereafter referred to as the "Base Amount".

     b. Stock Options Granted December 31, 1996 and January 1, 1997 Under Predecessor Agreement

          (i) The Executive received options granted on December 31, 1996 and January 1, 1997 under the Predecessor Agreement, which are non-statutory, non-incentive stock options, to purchase an aggregate of 360,000 shares of Class A Common Stock of the Company exercisable at the closing market price on Nasdaq on the effective date of the grants thereof by the Compensation Committee of the Board of Directors (the "Committee") under the Company's Equity Incentive Plan (the "Plan");

          (ii) The options have a Term of ten years, will become exercisable, so long as the Executive is an employee of the Company (prior to July 1, 1997 a consultant to the Company) under this Agreement as it may be renewed (or under some other agreement or as otherwise provided in Section 5), as follows:

               First Year
               ----------

               90,000 options become exercisable six months after the effective date of this Agreement, namely June 30, 1997.

               Second Year
               -----------

               None

               Third - Sixth Years
               -------------------

               5,625 options become exercisable at the end of each month, commencing at the start of the third year of the Term (January
               1999) and monthly thereafter through the end of the sixth year.

          (iii)notwithstanding any other provision of the Predecessor Agreement or the New Restated Employment Agreement, and notwithstanding any determination or lack of determination by the Compensation
               Committee on substantial performance of the Non-Financial Objectives in the year 1998:

               (1) the initial exercisability date of all the 270,000 options that would otherwise vest during the third - sixth years under clause (b)(ii) above shall automatically be accelerated in accordance with the following:

                    When the fair market value of the Company's Class A Common Stock (the "Stock"), as measured by the average of the daily closing stock prices on NASDAQ for a period of 90 consecutive days, shall have satisfied the Per Share Fair Market Value Threshold specified below and the Committee shall have determined that the Executive has substantially met the Non-Financial Objectives (as defined below) for 1997 or the preceding calendar year, as the case may be, or for the first six months of 1999 as set forth below, then such options for 270,000 shares (after the 90,000 options that vested six months after the date of the original Agreement but including the accelerated vesting of options for the first two tranches of 50,000 shares under this Section 4(b)(iii) as set forth in the table and in the second paragraph following the table below) shall become exercisable as follows:


                  Defined Per Share
                  Fair Market Value            Number of Options
                  Threshold ("Threshold")      Becoming Vested
                  -----------------------      ---------------

                         $16        Options for 50,000 shares--became vested in
                                          1998 (see below)
                         $20        Options for 50,000 shares--become vested in
                                         February 1999 (see below)
                         $23        Options for 35,000 shares and Options for
                                         15,000 shares
                         $27        Options for 42,000 shares and Options for
                                        18,000 shares
                         $30.50     Options for 42,000 shares and Options for
                                       18,000 shares


                    In each case the aggregate number of then unvested options entitled to accelerated vesting pursuant to this Section 4(b)(iii) (50,000; 50,000; 35,000; 15,000; 42,000, 18,000;
                    and 42,000, 18,000 as the case may be) shall be the options that would regularly vest the latest under (b)(ii) above following the date when such acceleration under this Section 4(b)(iii) has become effective.

                    $16 and $20 Thresholds. The $16 Threshold was satisfied in 1998 and the first 50,000 shares in the table above accelerated and became vested. The $20 Threshold was satisfied in early 1999, prior to the date of this Amendment, and the second tranche of 50,000 options in the table accelerated and vested, thereby making a total on that date of vested options for 190,000 shares plus such number as may have become vested on a monthly basis, since January 1, 1999, pursuant to the provisions of Section 4(b)(ii).

                    $23, $27 and $30.50 Thresholds Satisfied in 1999 or early 2000. If and when the $23 Threshold or the $27 Threshold or the $30.50 Threshold is satisfied in 1999 or in 2000 (prior to the Committee's determination by the end of February, 2000 with respect to the Executive's performance of the 1999 Non-Financial Objectives), then options for 35,000 shares pertaining to the $23 Threshold, options for 42,000 shares pertaining to the $27 Threshold and options for 42,000 shares pertaining to the $30.50 Threshold shall accelerate and vest on the date such Threshold is satisfied, as the case may be.

                    15,000 Options Pertaining to $23 Threshold. In the event of a favorable additional determination by the Compensation Committee (such determination to be made during August-September, 1999) that the Executive has substantially met the Additional Non-Financial Objectives for the first six months in 1999, these options for 15,000 shares pertaining to the $23 Threshold set forth in the above table will accelerate and vest if and when the $23 Threshold has been satisfied.

                    If the Committee's August-September, 1999 additional determination is that the Executive has not substantially met the Additional Non-Financial Objectives, then the vesting of the said 15,000 options will not accelerate if and when $23 Threshold has been satisfied and, accordingly, in that event, said options for 15,000 shares shall accelerate and vest only when and if the $30.50 Threshold has been met at some subsequent date and if options for 60,000 shares pertaining to the $30.50 Threshold shall have vested directly as a result thereof (which requires that there be in effect at or after said subsequent date a favorable determination by the Committee with respect to substantial performance of the Non-Financial Objectives for the applicable prior year made by the Committee in 2000 or in a later year).

                    $27 and $30.50 Thresholds and Options for 18,000 Shares and Options for 18,000 Shares. In the event the $27 Threshold has been met or the $30.50 Threshold has been met in 1999 or in 2000 (prior to the date of the Committee's determination on 1999 performance), the remaining 18,000 options pertaining to the $27 Threshold (if said Threshold has been satisfied) and the remaining 18,000 options pertaining to the $30.50 Threshold (if said $30.50 Threshold has been satisfied) shall not accelerate and vest at that time but shall accelerate and vest only when there is in effect a determination by the Committee made in the year 2000 (or in a later year) that the Executive has substantially met the Non-Financial Objectives for the Year 1999 or for the applicable prior year, as the case may be. When the remaining 18,000 options pertaining to the $30.50 Threshold have accelerated and vested, then the second tranche of 15,000 options pertaining to the $23.00 Threshold shall accelerate and vest, pursuant to the provisions of the immediately preceding paragraph.

                    $23, $27 and $30.50 Thresholds Met Later Than 1999 or early 2000. If any of the $23, $27 or $30.50 Price Thresholds are not met in 1999 or in 2000 (prior to the date of the Committee's determination on performance for the Year 1999), but instead are first met after the date in 2000 of the Committee's said determination, then the specified accelerated vesting of 35,000 options pertaining to the $23 Threshold, the 42,000 options and the 18,000 options pertaining to the $27 Threshold and the 42,000 options and the 18,000 options pertaining to the $30.50 Threshold shall occur if (a) the Executive is, on the date such applicable Threshold is met, an employee of the Company and (b) the Committee's determination in effect at or subsequent to the date such applicable Threshold is met is favorable that the Executive has substantially met the Non-Financial Objectives for the Year 1999 or for the applicable prior year, as the case may be. Accelerated vesting of the 15,000 options pertaining to the $23 Threshold shall occur only as provided above under the heading "15,000 Options Pertaining to $23 Threshold".

               (2) The Committee shall be required to make a determination during the first year of the Term, favorable or unfavorable, within 30 days after the date such Per Share Fair Market Value Threshold has been met for 90 days and thereafter shall make one determination each year, by the end of February in each year except that the Committee shall make an additional determination in July-August 1999 with respect to performance of the Additional Non-Financial Objectives for the first six months of 1999 set forth on Schedule I. The Non-Financial Objectives for each year, commencing with the second year of the Term, shall be agreed between the Committee and the Executive prior to the beginning of each such year and for the first year of the Term shall be agreed between the Committee and the Executive by June 30, 1997. Furthermore, the Additional Non-Financial Objectives for the first half of 1999 are agreed between the Committee and the Executive to be as set forth in Schedule I.

               (3) The Company acknowledges the obligations of its Compensation Committee to make its "additional determination", favorable or unfavorable, on substantial performance of the Additional Non-Financial Objectives by September 30, 1999 and its yearly determination, favorable or unfavorable, with respect to substantial performance of the Non-Financial Objectives for the Year 1999 or a subsequent year by not later than February in each year, and accordingly (in order to give full effect to the provisions of this Amendment which make certain acceleration of vesting of options contingent on a subsequent favorable Committee determination in early 2000), the Term of the Agreement is extended from December 31, 1999 to the date which is fifteen days after the date of the Committee=s determination in 2000 as to whether or not the Executive has substantially met the 1999 Non-Financial Objectives.

     (iv) Options for 200,000 shares have been granted by the Committee, effective December 31, 1996 and the balance of options for 160,000 Shares shall be granted by the Committee effective January 1, 1997.

          The full terms of the Options shall be consistent with this Section 4b and shall be set forth in Option Certificates, subject to the provisions of the Plan. Matters set forth herein shall control in the event of any ambiguity between the Option Certificate or the Plan and this Agreement.

          For avoidance of doubt, this paragraph sets forth the status of the Options for 360,000 shares of Class A Common Stock described in
          Section 4b above. As of May 1, 1999, after giving effect to regular monthly vesting and accelerated vesting, the Executive holds vested options for 247,500 shares of Class A Common Stock in the aggregate, including all of the options that accelerated upon the stock price satisfying the $16 and $20 Fair Market Value Thresholds (the necessary findings by the Compensation Committee having been made to cause such vesting as well) and including 35,000 Options of the 50,000 tranche of Options that potentially accelerate at the $23 Fair Market Value Threshold which have accelerated and vested as a result of the Amendment to this Agreement dated as of February 28, 1999, with the remaining 15,000 Options of said tranche of 50,000 Options vesting in the future only when and if the Committee makes the determination that the Executive has substantially met the Non-Financial Objectives for the first six months of 1999 (see Exhibit I hereto). As of May 1, 1999 Options for an additional 112,500 shares of Class A Common Stock were unvested and remain subject to regular monthly vesting and accelerated vesting as described in this Section 4b and to the applicable provisions of Sections 5 and 6A. All of the Options that are vested as of May 1, 1999 are irrevocably vested.

          b.b Stock Options Granted in Year 1999.

          (i) The Executive received Options which are non-statutory, non-incentive stock options, to purchase an aggregate of 67,000 shares of Class A Common Stock of the Company exercisable at a purchase price of $24.625, being the closing market price on Nasdaq on March 24,1999, the effective date of the 1999 grant thereof by the Compensation Committee of the Board of Directors (the "Committee") under the Company's 1995 Equity Incentive Plan (the "Plan");

          (ii) The Options for 67,000 shares have a Term of ten years, will become initially exercisable so long as the Executive is an employee of the Company under this Agreement as it may be renewed (or under some other agreement or as otherwise provided in Section 5), as follows:

               commencing with the month of January, 2000, 1,396 options become exercisable at the end of each month through the month of November, 2003 and 1,388 Options shall vest at December 31, 2003;

          (iii)Provided, however, that the initial exercisability date of one half of the 67,000 options granted in 1999 that would otherwise vest during the period set forth in (ii) immediately above shall automatically be accelerated and shall vest as follows:

               as to 16,750 options, if the Compensation Committee determines that the Executive has substantially met the Non-Financial Objectives for the calendar year 2000; and as to 16,750 options, if the Compensation Committee determines that the Executive has substantially met the Non-Financial Objectives for the first six months of calendar year 2001.

               The aggregate number of the then-unvested options provided by this Section 4 bb entitled to accelerated vesting under this clause (ii) immediately above (16,750 in each case) shall be the options that would regularly vest the latest under Section 4(b)(b)(ii) above following the date when such acceleration has become effective.

     The Committee shall be required to make a determination as to whether the Executive has substantially met the Year 2000 Non-Financial Objectives by not later than January 31, 2001 and as to whether the Executive has substantially met the Non-Financial Objectives for the first six months of the Year 2001 by not later than June 30, 2001. In the event that this Agreement has not been renewed on and after June 30, 2001, the Committee shall nonetheless be required to make such determination by not later than July 31, 2001, and in the event of a favorable determination by the Committee, the acceleration of 16,750 Options shall be effective, notwithstanding the termination of this Agreement on June 30, 2001.

     The Non-Financial Objectives for the Year 1999 have been substantially agreed between the Committee and the Executive and, when fully agreed, shall be set forth on Schedule II. The Non-Financial Objectives for the Year 2000 and the Non-Financial Objectives for the first six months of the Year 2001 shall be agreed between the Committee and the Executive by December 31, 1999 and by December 31, 2000, respectively and when so agreed shall be attached to this Agreement by way of supplementary Schedules. The Company recognizes that the Executive may be irreparably harmed if the Committee does not act in good faith to diligently reach agreement with the Executive, on the timely basis set forth above, as to the Non-Financial Objectives for the Year 1999, the Year 2000 and the first six months of the Year 2001 and that the Executive may be irreparably harmed if the Committee does not make a determination as to whether the Executive has substantially met the Year 1999 Non-Financial Objectives by not later than February 28, 2000, as to whether the Executive has successfully met the Non-Financial Objectives for the Year 2000 by not later than January 31, 2001 and as to whether the Executive has substantially met the Non-Financial Objectives for the first six months of the Year 2001 by not later than June 30, 2001. The Executive confirms, in connection with the foregoing, that he will act in good faith to diligently reach agreement, on the timely basis set forth above, on the Non-Financial Objectives for the Year 1999, the Year 2000 and first six months of the Year 2001.

     The full terms of the Options for 67,000 shares shall be consistent with this Section 4bb and shall be set forth in an Option Certificate subject to the provisions of the Plan. Matters set forth herein shall control in the event of any ambiguity between the Option Certificate or the Plan and this Agreement.

     c. Medical and Hospitalization Insurance. The Executive (and his family) shall be entitled to participate in the Medical and Hospitalization Insurance benefit plan for Company employees on the terms applied to an employee.

     d. Life Insurance. The Executive shall be entitled to participate in the Life Insurance benefit plan for Company employees on the terms applied to an employee.

     e. Other Benefits. During the Term hereof and subject to any contribution therefor generally required of executives of the Company, the Executive shall be entitled to participate in the 401(k) plan and in any other employee benefit plans from time to time in effect for executives of the Company generally (in each case on terms applicable to an employee), except to the extent such other plans are profit sharing or bonus plans or stock plans or are in a category of benefit otherwise provided to the Executive under this Agreement.

          The Company may alter, modify, add to or delete its employee benefit plans (including its medical and hospitalization and life insurance plans) at any time as it, in its sole judgment, determines to be appropriate.

     f. Business Expenses. The Company shall pay or reimburse the Executive for all reasonable business expenses of the Executive in the performance of his duties and responsibilities hereunder, subject to such reasonable substantiation and documentation as may be specified by the Company from time to time. The Executive shall be entitled to a car, as specified by agreement between the parties, during the Term, with payments and all car operating expenses to be paid for by the Company.

     5. Termination of Employment and Severance Benefits. Notwithstanding the provisions of Section 2 hereof, the Executive's employment hereunder shall terminate prior to the expiration of the Term under the following circumstances:

     a. Death. In the event of the Executive's death during the term hereof, the Company shall pay to the Executive's designated beneficiary or, if no beneficiary has been designated by the Executive, to his estate, any earned and unpaid Base Amount that is earned but unpaid, reimbursement of business expenses accrued prior to the date of death, and continuation of Base Amount payments (plus continued participation in the Company's medical and hospital employee insurance) for six-months after the Executive's death. Options exercisable at date of death may be exercised by the Executive's estate for 12 months (but not beyond the stated term of the option), and unvested options are terminated.

     b.   Disability.

          i. The Company may terminate the Executive's employment hereunder, upon thirty (30) days written notice to the Executive, in the event that the Executive becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for one hundred eighty (180) consecutive days during any period of three hundred and sixty-five (365) consecutive calendar days.

          ii. The Board may designate another employee to act in the Executive's place during any period of the Executive's disability prior to termination as provided in b.i above. Notwithstanding any such designation, the Executive shall continue to receive from the Company (or under a disability plan) the Base Amount in accordance with Section 4.a and benefits in accordance with the other provisions of Section 4, to the extent permitted by the then-current terms of the applicable benefit plans until the termination of his employment.

          iii. The Executive shall be entitled to participate in the Company's long-term disability plan, to the same extent as other employees. No finding of disability under this Section 5b shall be made in respect of any cause or condition which has not been approved as a full disability under the applicable plan.

          iv. If any question shall arise as to whether during any period the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Executive or his duly appointed guardian, to whom the Company has no reasonable objection, to determine whether the Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit to such medical examination, the Company's determination of the issue shall be binding on the Executive.

          v. Options exercisable at date of termination for disability may be exercised for 12 months (but not beyond the stated term of the option) thereafter, and unvested options are terminated.

     c. By the Company for Cause. The Company may terminate the Executive's employment hereunder for Cause ("Cause") any time upon written notice to the Executive setting forth in reasonable detail the nature of such Cause, and the Executive's failure to cure within thirty (30) days after such notice. The following, as determined by the Board in its reasonable judgment, shall constitute Cause for termination: the Executive's gross negligence in the performance of his material duties and responsibilities to the Company; the commission by the Executive of theft, embezzlement or other serious and substantial crimes or intentional wrongful engagement in competitive activity in violation of Section 9 below; or other deliberate willful action by the Executive that is materially harmful to the business, interests or reputation of the Company.

     For purposes of Section 5c, no act, or failure to act, shall be "willful" unless done, or omitted to be done, without reasonable belief that the action or omission was in the best interests of the Company.

     Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a notice of termination, and such termination shall have been approved by the vote of two-thirds of the members of the Board of Directors (excluding the Executive) at a meeting of the Board (after reasonable notice to the Executive and an opportunity for him, together with counsel, to be heard before the Board of Directors) finding that, in the good faith opinion of the Board of Directors, the above standard of termination for Cause was met in such case and that such Cause was not cured.

     Upon the giving of notice of termination of the Executive's employment hereunder for Cause following the determination of the Board under the preceding paragraph, the Company shall have no further obligation or liability to the Executive, other than for Base Amount earned and unpaid at the date of termination, any options that are vested which shall continue to be exercisable for 30 days (unless such options are terminated by vote of the Committee as provided in the Plan, provided that the Company and the Executive agree that all of the Options that are vested as of May 1, 1999, namely options for 247,500 shares, shall not be subject to termination by vote of the Committee in its discretion under the Plan, in the event that the Executive is terminated for Cause under this Section 5c), and payments or reimbursement of business expenses accrued prior to the date of termination. All other options shall terminate.

     d. By the Company Other than for Cause. The Company may terminate the Executive's employment hereunder other than for Cause ("Other Than For Cause") at any time upon notice to the Executive, provided that the Board of Directors determines, after consultation with the Executive and after setting forth the reasons for the Board's actions, that retention of the Executive as the Chief Executive Officer would no longer be in the best interests of the Company. In the event of such termination during the first year of the Term (or, upon vote of two-thirds of the members of the Board, excluding the Executive, that a decision should not be made in the first year, then in the first 15 months of the Term), the Company shall continue to pay the Executive the Base Amount at the rate in effect on the date of termination for twenty-four months. In the event of such termination following the first year of the Term (or, upon vote of two-thirds of the members of the Board, excluding the Executive, that a decision should not be made in the first year, then following the first 15 months of the
Term), the Company shall continue to pay the Executive the Base Amount at the rate in effect on the date of termination for twelve months. Subject to any employee contribution applicable to the Executive on the date of termination, the Company shall continue to contribute, for the period during which the Base Amount is continued hereunder, to the cost of the Executive's participation (including his family) in the Company's group medical and hospitalization insurance plans and group life insurance plan, provided that the Executive is entitled to continue such participation under applicable law and plan terms. Upon any such termination, unvested options shall become exercisable to the extent provided immediately below:

     If terminated in the first year, i.e. calendar 1997 (or, upon vote of two-thirds of the members of the Board of Directors, excluding the Executive, that a decision should not be made in the first year, then in the first 15 months of the Term), 30,000 options if:

          (i) the Earnings per share of Class A and Class B Common Stock ("EPS") for 1997 shall have increased 5% or more over EPS for 1995; or

          (ii) the Consolidated Net Sales for 1997 have increased 12% or more over Consolidated Net Sales for 1996; or

          (iii)the Defined Per Share Fair Market Threshold of $16 (as defined in Section 4b(iii) has been satisfied by the date of any such termination and options have accelerated with respect to such Threshold under Section 4b(iii).

               In the event that results for the year 1997 are not available because the year 1997 has not ended when the termination occurs, the above thresholds shall be determined on a proportional basis on the basis of the three months, six months or nine months results that are available.

     If terminated in the second year, i.e. calendar 1998 (or only commencing within the fourth month of the second year, upon vote of two-thirds of the members of the Board of Directors, excluding the Executive), 50% of the unvested options if

          (i) EPS for 1998 shall have increased 10% over EPS for 1997 and 15% over EPS for 1995; or

          (ii) the Consolidated Net Sales for 1998 shall have increased 15% over 1997 (or, if higher, Consolidated Net Sales for 1996).

               If terminated in the third calendar year, i.e. 1999, 50% of the then unvested options (including the options granted in 1996 - 1997 and the options granted in 1999) if (i) EPS for 1999 shall have increased 12% over EPS for 1998 (or, if higher, EPS for 1997 or 1995); or (ii) the Consolidated Net Sales for 1999 shall have increased 15% over Consolidated Net Sales for 1998 (or, if higher, Consolidated Net Sales for 1997 or 1996); or (iii) the Defined Per Share Fair Market Value of $27 (as defined in Section 4b(iii)) has been satisfied in 1999 and options have been accelerated with respect to such Threshold under Section 4b(iii).

     If terminated in the fourth calendar year, i.e. the year 2000, or thereafter, 50% of the then unvested options, provided that 75% of the then unvested options shall vest in the event of a termination without cause as a result of the Company delivering a notice of nonrenewal in order to preclude a renewal of the Agreement on and after June 30, 2001 or June 30 of a following year, as the case may be.

All other unvested options shall terminate.

     Vested options (after giving effect to the above paragraphs) shall be exercisable for the following periods (but not beyond the stated termination date of the options) after any such termination, as provided immediately below:

     If terminated in the first year (1997) (or upon vote of two-thirds of the members of the Board of Directors, excluding the Executive, in the first 15 months of the Term), for three months after termination.

     If terminated in the second year (1998) (or only commencing with the fourth month of the second year, upon vote of two-thirds of the members of the Board of Directors, excluding the Executive that a decision should not be made in the first year) for nine months after termination.

     If terminated in the third calendar year (1999), for nine months after termination.

     If terminated in the fourth calendar year (2000), for 12 months after termination.

     If terminated in the fifth calendar year (2001), for 18 months after termination.

     If terminated thereafter, for 24 months after termination.

     In the event that certain provisions  pertaining to the first calendar year
(1997) of his Term are extended to the first 15 months of the Term by 2/3 vote of the Board of Directors, excluding the Executive, the Company shall give the Executive certain notice of at least 30 days prior to the end of the First Year
(1997).

     The provisions of this clause (d) shall apply to all Options for 360,000 shares and for 67,000 shares that have been granted to date to the Executive.

          e. By the Executive for Good Reason in the Absence of Cause. The Executive may terminate his employment hereunder for Good Reason ("Good Reason"), upon notice to the Company setting forth in reasonable detail the nature of such Good Reason, and the Company's failure to remedy such matter within thirty (30) days after receipt of such notice. The following shall constitute Good Reason for termination by the Executive:

               i. Failure of the Company to continue the Executive in the position of Chief Executive Officer;

               ii. Diminution in the nature or scope of the Executive's responsibilities, duties or authority;

               iii. Failure of the  Company to provide  the  Executive  the Base
                    Amounts and benefits in accordance with the terms of Section 4 or to observe any other material provision of this Agreement; or

               iv. Failure of the shareholders of the Company to elect or re-elect the Executive as a director of the Company at each annual meeting during the term of this Agreement, commencing with the 1997 annual meeting to be held in June, 1997.

               In the event of such termination, Base Amount, benefits and options (including acceleration, period of exercisability and termination of options) shall be paid or provided in the same manner and extent as for a termination Other Than For Cause under 5d above.

          f. Notwithstanding the foregoing, in the event of a termination under 5d or 5e prior to June 30, 1997, the options for 90,000 shares that vest June 30, 1997 shall be accelerated and become exercisable for 90 days upon any such termination.

     6. Effect of Termination. The provisions of this Section 6 shall apply to termination due to the expiration of the Term, termination pursuant to Section 5, non-renewal or otherwise.

          a. Except for benefits expressly continued pursuant to Section 5, benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of termination of the Executive's employment without regard to any continuation of Base Amounts to the Executive following such date of termination.

          b. The provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable fully to accomplish the purposes of such provision, including without limitation the obligations of the Executive under Sections 7, 8 and 9 hereof and all indemnifications provided for in this Agreement (including Sections 12 and 15). The obligation of the Company to make payments to or on behalf of the Executive under
               Section 5d and 5e hereof is expressly conditioned upon the Executive's continued full performance of obligations under Sections 7, 8 and 9 hereof. The Executive agrees that, except as expressly provided in Section 5 with respect to continuation of Base Amount and stock options as expressly provided, no compensation is earned after termination of this Agreement, its non-renewal or termination of employment or as a result of the non-renewal of this Agreement or other termination of employment.

     6A. Change in Control.

         In the event of Termination Other than for Cause or Termination for Good Reason, after a Change in Control (as defined below) all unvested options at the date of any such termination shall accelerate and become immediately exercisable at the date of such termination.

         A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

          (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; or

          (b) during any period of not more than two consecutive years (not including any period prior to October 26, 1994), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Clause (a), (c) or (d) of this Section
               6A) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than

               (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) 60% or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or

               (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires 35% or more of the combined voting power of the Company's then outstanding securities; or

          (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

               Notwithstanding the foregoing provisions of this Section 6A, a "Change in Control" under Section 6A(a) will not be deemed to have occurred solely because of the ownership or acquisition of securities of the Company (or any reporting requirement under the Securities Exchange Act of 1934) relating thereto by an employee benefit plan maintained by the Company for the benefit of employees or by ownership of securities of the Company that were beneficially owned as of December 31, 1998 by any of Ben Cohen, Jerry Greenfield, Jeffrey Furman and Perry Odak, provided, however, that a "Change of Control" under Section 6A(a) shall be deemed to have occurred in the event of any of Ben Cohen, Jerry Greenfield or Jeffrey Furman becomes the Beneficial Owner, directly or indirectly, of Common Stock or other voting securities of the Company representing an amount of beneficial ownership which is (i) greater than 35% of the combined voting power of the Company's then outstanding voting securities (the threshold under Section 6A(a)) and (ii) greater than the amount beneficially owned by any such Person as of December 31, 1998, by at least 22% of the number of outstanding shares of Common Stock of the Company as of December 31, 1998 (adjusted for stock splits and the like).

               In addition, a Change in Control shall not be deemed to have occurred for purposes of this Section 6A if the Executive is the person obtaining control or a member of any group obtaining control in the defined Change of Control or if the Executive continues to act as the Chief Executive Officer of the Company thereafter, provided that if the Executive ceased to be the Chief Executive Officer within not more than 12 months after the date of a Change in Control, then all unvested options shall accelerate and become exercisable just prior to the date he ceases to be the Chief Executive Officer.

               In the foregoing provisions of this definition of "Change in Control", the following terms shall have the meanings set forth below:

                    "Person" shall have the meaning given in Section 3 (a) (9) of the Securities Exchange Act of 1934, as modified and used in Sections 13 (d) and 14 (d) thereof; however, a Person shall not include

               (1)  the Company or any controlled subsidiary of the Company,

               (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or

               (3) a corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                    "Beneficial Owner" shall have the meaning defined in Rule 13d-3 under the Securities Exchange Act of 1934 as amended from time to time.

                    Notwithstanding the provisions of Section 5d or e, the vested options (including those accelerated hereunder) may be exercised for 30 months thereafter in the event of a termination under Sections 5d or 5e after a Change in Control has occurred.

     7. Confidential Information.

          a. The Executive acknowledges that the Company and its Subsidiaries continually develop Confidential Information, as defined in
               Section 14 hereof, that the Executive may develop Confidential Information for the Company or its Subsidiaries and that the Executive may learn of Confidential Information during the course of employment. The Executive will comply with the policies and procedures of the Company and its Subsidiaries for protecting Confidential Information and shall never disclose to any Person (except as required by applicable law or legal process or for the proper performance of his duties and responsibilities to the Company and its Subsidiaries, or in connection with any litigation between the Company and the Executive (provided that the Company shall be afforded a reasonable opportunity in each case to obtain a protective order), or use for his own benefit or gain, any Confidential Information obtained by the Executive incident to his employment or other association with the Company or any of its Subsidiaries. The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

          b. All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Subsidiaries and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its Subsidiaries. The Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Executive's possession or control.

     8. Assignment of Rights to Intellectual Property. The Executive shall promptly and fully disclose all Intellectual Property to the Company. The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Executive's full right, title and interest in and to all Intellectual Property which can be registered or which is capable of being protected by the Company as a trade secret. The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign such Intellectual Property to the Company and to permit the Company to enforce any patents, copyrights or other proprietary rights to such Intellectual Property. The Executive will not charge the Company for time spent in complying with these obligations. All copyrightable works that the Executive creates shall be considered "work made for hire".

     9. Restricted Activities. The Executive agrees that some restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Subsidiaries, and that the agreed restrictions set forth below will not deprive the Executive of the ability to earn a livelihood:

          a. While the Executive is employed by the Company and, after his employment terminates, for the greater of one year or the period during which severance payments of Base Amount are being made (the "Non-Competition Period"), the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the business of the Company or any of its Subsidiaries within the United States, or within any foreign country in which the Products are sold at the date of termination of employment, or undertake any planning for any business competitive with the Company or any of its Subsidiaries. Specifically, but without limiting the foregoing, the Executive agrees not to engage in any manner in any activity that is directly or indirectly competitive with the business of the Company or any of its Subsidiaries as conducted or which has been proposed by management to the Board within six months prior to termination of the Executive's employment. Restricted activity also includes without limitation accepting employment or a consulting position with any Person who is, or at any time within twelve (12) months prior to termination of the Executive's employment has been, a distributor of the Company or any of its Subsidiaries. For the purposes of this
               Section 9, the business of the Company and its Subsidiaries shall mean the manufacture or sale of the Products.

          b. The Executive further agrees that during the Non-Competition Period or in connection with the Executive's termination of employment, the Executive will not hire or attempt to hire any employee of the Company or any of its Subsidiaries, assist in such hiring by any Person, encourage any such employee to terminate his or her relationship with the Company or any of its Subsidiaries, or solicit or encourage any customer or vendor of the Company or any of its Subsidiaries to terminate its relationship with them, or, in the case of a customer, to conduct with any Person any business or activity which such customer conducts or could conduct with the Company or any of its Subsidiaries.

          c. The provisions of this Section 9 shall not be deemed to preclude the Executive from employment or engagement during the Non-Competition Period following termination of employment hereunder by a corporation, some of the activities of which are competitive with the business of the Company, if the Executive's activities do not relate, to such competitive business, and nothing contained in this Section 9 shall be deemed to prohibit the Executive, during the Non-Competition Period following termination of employment hereunder, from acquiring or holding, solely as an investment, publicly traded securities of any competitor corporation so long as such securities do not, in the aggregate, constitute one-half of 1% of the outstanding voting securities of such corporation.

               Without limiting the foregoing, it is understood that the Company shall not be obligated to continue to make the payments specified in Section 5d and 5e in the event of a material breach by the Executive of the provisions of Sections 7, 8 or 9 of this Agreement, which breach continues without having been cured within 30 days after written notice to the Executive specifying the breach in reasonable detail.

     10. Enforcement of Covenants. The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 7, 8 and 9 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and its Subsidiaries and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further acknowledges that, were he to breach any of the covenants contained in Sections 7, 8 or 9 hereof, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to seek preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond. The parties further agree that, in the event that any provision of
Section 7, 8 or 9 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

     11. Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants that would affect the performance of his obligations hereunder. The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without such party's consent.

     12. Indemnification. The Company shall indemnify the Executive to the full extent provided for Company directors and executive officers in its then current Articles of Incorporation or By-Laws, and in any event shall indemnify the Executive to the fullest extent permitted under the Vermont Business Corporation Law, including an undertaking to advance litigation expenses. The Executive agrees to promptly notify the Company of any actual or threatened claim arising out of or as a result of his employment with the Company. The Company agrees to maintain Directors and Officers Liability Insurance for the benefit of Executive during the Term of this Agreement and for any other period during which Executive shall be employed having coverage and policy limits no less favorable to directors and officers than those in effect at the date of this New Restated Employment Agreement.

     13. No Duty to Mitigate. Following a termination of employment, the Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

     14. Definitions. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in Section 14 and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

          a "Confidential Information" means any and all information of the Company and its Subsidiaries that is not generally known by others with whom they compete or do business, or with whom they plan to compete or do business and any and all information not readily available to the public, which, if disclosed by the Company or its Subsidiaries could reasonably be of benefit to such person or business in competing with or doing business with the Company. Confidential Information includes without limitation such information relating to
          (i) the development, research, testing, manufacturing, plant operational processes, marketing and financial activities, including costs, profits and sales, of the Company and its Subsidiaries, (ii) the Products and all formulas therefor, (iii) the costs, sources of supply, financial performance and strategic plans of the Company and its Subsidiaries, (iv) the identity and special needs of the customers and suppliers of the Company and its Subsidiaries and (v) the people and organizations with whom the Company and its Subsidiaries have business relationships and those relationships. Confidential Information also includes comparable information that the Company or any of its Subsidiaries have received belonging to others or which was received by the Company or any of its Subsidiaries with an agreement by the Company that it would not be disclosed. Confidential Information does not include information which (a) is or becomes available to the public generally (other than as a result of a disclosure by the Executive), (b) was within the Executive's possession prior to the date hereof or prior to its being furnished to the Executive by or on behalf of the Company, provided that the source of such information was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information,
          (c) becomes available to the Executive on a non-confidential basis from a source other than the Company, provided that such sources is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information, or (d) was independently developed by you without reference to the Confidential Information.

          b. "Intellectual Property" means inventions, discoveries, developments, methods, processes, formulas, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Executive's employment that relate to the Products of the Company or any of its Subsidiaries.

          c. "Products" mean all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Subsidiaries, together with all services provided to third parties or planned by the Company or any of its Subsidiaries, during the Executive's employment; as used herein, "planned" refers to a Product or service which the Company has decided to introduce within six-months from the date as of which such term is applied.

          d. "Employment" shall mean employment of the Executive as an independent contractor prior to July 1, 1997 and as an employee commencing July 1, 1997.

          e.   "Termination  of  Employment"  prior to July 1, 1997  shall  mean
               termination   of  the   Executive's   status  as  an  independent
               contractor.

     15. Withholding Prior to July 1, 1997. The Company acknowledges that the Executive presently has a consulting engagement and as a result is unable to become an employee prior to July 1, 1997, although he will start under the Agreement on the date hereof, at the request of the Company. Commencing July 1, 1997 the Executive shall be designated President in addition to being the Chief Executive Officer and shall be an employee of the Company. Accordingly, prior to July 1, 1997, the Executive shall be the Chief Executive Officer but shall act as an independent contractor to the Company as provided above. For services in any period in which the Executive is an independent contractor, the Executive agrees to pay all FICA tax due on payments to him and all other taxes due thereon and further agrees to indemnify the Company from and against any and all withholding taxes, and from any interest and penalties arising from the Company's failure to withhold on amounts paid by the Company to the Executive. It is understood, notwithstanding any of the foregoing provisions of this Agreement, that the Executive shall not be entitled to participate in benefit and welfare plans and policies of the Company that are applicable to employees while the Executive is an independent contractor, and the Executive shall indemnify the Company from any liabilities, penalties and interest or disqualification of any qualified plans from the related decision (hereby consented to by the Executive) not to include the Executive in any such plans except as a person becoming an employee on July 1, 1997.

     15.1 Withholding After July 1, 1997. The Executive agrees that all payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

     16. Assignment. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that, in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties or assets to any other Person, the Company shall require such Person or the resulting entity to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

     17. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     18. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     19. Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention Chief Financial Officer, with a copy to Ropes & Gray, One International Place, Boston, MA 02110, Attention:
Howard K. Fuguet, Esq., or to such other address as either party may specify by notice to the other.

     20. Entire Agreement. This Agreement (and any letters, Exhibits or Schedules setting out Non-Financial Objectives for various periods referred to in this Agreement) constitutes the entire agreement between the parties and supersedes all prior communications, representations and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

     21. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a expressly authorized officer of the Company.

     22. Governing Law, Arbitration and Consent to Jurisdiction. This contract and shall be construed and enforced under and be governed in all respects by the laws of the State of New York, without regard to the conflict of laws principles thereof. The parties each agree to promptly select a mediator and promptly mediate in good faith any controversy, claim or dispute arising between the parties hereto arising out of or related to this Agreement, its performance or any breach or claimed breach thereof. In the event that such mediation does not resolve any such matter, then such matter other than any matter in which injunctive relief or other equitable relief is sought. shall be definitively resolved through binding arbitration conducted in the City of New York, by a panel of three (3) arbitrators in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association, provided, however, that notwithstanding anything to the contrary in such Commercial Arbitration Rules, the parties shall be entitled in the course of any arbitration conducted pursuant to this Section to seek and obtain discovery from one another to the same extent and by means of the same mechanisms authorized by Rules 27 through 37 of the Federal Rules of Civil Procedure. The power and office of the arbitrators shall arise wholly and solely from this Agreement and the then current Commercial Arbitration Rules of the American Arbitration Association. The award of the panel or a majority of them so rendered shall be final and binding, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereto.

To the extent a dispute is not to be arbitrated in accordance with the foregoing, each of the Company and the Executive (i) irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York and to the jurisdiction of the state courts of the State of New York for the purpose of any suit or other proceeding arising out of or based upon this Agreement or the subject matter hereof and agrees that any such proceeding shall be brought or maintained only in such court, and (ii) waives, to the extent not prohibited by applicable law and agrees not to assert in any such proceedings, any claim that it is not subject personally to the jurisdiction of the above-named courts, that he or it is immune from extraterritorial injunctive relief or other injunctive relief, that any such proceeding brought or maintained in a court provided for above may not be properly brought or maintained in such court, should be transferred to some other court or should be stayed or dismissed by reason of the pendency of some other proceeding in some other court, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

     IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized officer, and by the Executive, as of the date first above written.

     THE EXECUTIVE:                               BEN & JERRY'S HOMEMADE, INC.

    /s/Perry Odak                              By:    /s/Frances Rathke
    -------------                                     -----------------
                                              Title:  Chief Financial Officer
    - 26 -